CONSENT OF DELOITTE & TOUCHE
                              INDEPENDENT AUDITORS

                                       Registeraccountants       Kanaalpark 143
                                       Telephone+31(71)5352352   2321 JV Leiden
                                       Telefax +31(71)5352370    P.O. Box 402
                                                                 2300 AK Leiden
                                                                 The Netherlands



Date                                          Reference
September 11, 1998                            P.C. Spaargaren


Independent auditors' consent

We consent to the incorporation by reference in Registration Statements (Post-Effective Amendment No. 1 to Form S-8 No. 33-30377, No. 33-37926, No. 33-69422, No. 33-64627 and No. 333-32685) of Watts Industries, Inc. on Form S-8 of our report dated August 6, 1996 (which expresses an unqualified opinion and indicates that the consolidated/combined financial statements have been prepared in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in
Part 9, Book 2 of the Netherlands Civil Code), with respect to the consolidated/combined financial statements of Watts Industries Europe B.V. (not presented separately herein) and our report dated August 6, 1996, with respect to the financial statement schedule of Watts Industries Europe B.V. (not presented separately herein), appearing in this Annual Report on Form 10-K of Watts Industries, Inc. for the year ended June 30, 1998.



                                             /s/ Deloitte & Touche
                                                  Registeraccountants

August 6, 1996                                  P.C. Spaargaren RA


INDEPENDENT AUDITORs' REPORT


Board of Directors
Watts Industries Europe B.V.

We have audited the financial statements including the consolidated/combined balance sheet of Watts Industries Europe B.V. as of June 30, 1996 and the related consolidated/combined statement of operations for the year ended June 30, 1996 (not separately presented herein) expressed in Dutch Guilders. These consolidated/combined financial statements are the responsibility of the
Company's management. Our responsibility is to express an opinion on the consolidated/combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the Netherlands and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated/combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated/combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In  our  opinion,  the  consolidated/combined   financial  statements  of  Watts
Industries Europe B.V. referred to above present fairly the consolidated/combined financial position of Watts Industries Europe B.V. as of June 30, 1996 and the consolidated/combined results for the year ended June 30, 1996 in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in Part 9, Book 2 of the Netherlands Civil Code.

Generally accepted accounting principles in the Netherlands vary in certain significant respects from generally accepted accounting principles in the United States. The application of the latter would have affected the determination of consolidated/combined net earnings in the year ended June 30, 1996 and the determination of stockholders' equity at June 30, 1996 to the extent summarized in Note G to the consolidated/combined financial statements.



                                                /s/ Deloitte & Touche
                                                     Registeraccountants

August 6, 1996                                  P.C. Spaargaren RA


INDEPENDENT AUDITORs' REPORT

We have audited the financial statements including the consolidated/combined financial statements of Watts Industries Europe B.V., a wholly owned subsidiary of Watts Industries, Inc. as of June 30, 1996, and for the year ended June 30, 1996, and have issued our report thereon dated August 6, 1996 (which expresses an unqualified opinion and indicates that the consolidated/combined financial statements have been prepared in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in Part 9, Book 2 of the Netherlands Civil Code). Our audit also included Financial Statement Schedule II of Watts Industries Europe B.V. (not presented separately herein) as of June 30, 1996 which is included in the related schedule of Watts Industries, Inc. in the Annual Report on Form 10-K of Watts Industries, Inc. for the year ended June 30, 1998. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule of Watts Industries Europe B.V. referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                              /s/ Deloitte & Touche
                                                   Registeraccountants